UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2011

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612-1023

(Address of Principal Executive Offices, including Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2011, Epicor Software Corporation (“Epicor” or the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eagle Parent, Inc. (“Parent”) and Element Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, Merger Sub will commence a tender offer (the “Tender Offer”) to acquire all of Epicor’s outstanding shares of common stock (the “Shares”) for $12.50 per share (net of withholding taxes) to the seller in cash, without interest (the “Offer Price”). The Merger Agreement also provides that (i) following completion of the Tender Offer, Merger Sub will be merged with and into Epicor (the “Merger”), with Epicor surviving the merger as a wholly-owned subsidiary of Parent and (ii) in the event the Tender Offer fails to be consummated, the Merger may still be consummated as further set forth below. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Tender Offer (other than Shares owned by Parent, Merger Sub, Epicor and its subsidiaries, and certain of Epicor’s stockholders, officers and directors as set forth in the Support Agreements described below) will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Merger Agreement.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Epicor in its public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Epicor.

The Merger Agreement provides that Parent will cause Merger Sub to commence, and Merger Sub will commence, the Tender Offer no later than April 11, 2011. In the Tender Offer, each Share accepted by Merger Sub in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price. Parent will cause Merger Sub to accept for payment, and Merger Sub will accept for payment, all Shares validly tendered and not withdrawn, pursuant to the terms of the Tender Offer, as soon as practicable following the Tender Offer’s expiration date (in no event sooner than 20 business days after the Tender Offer has commenced).

Concurrently with the execution and delivery of the Merger Agreement, Parent entered into an Agreement and Plan of Merger with Activant Solutions Inc. (“Activant”) and certain other parties (the “Activant Merger Agreement”). Parent intends to combine Activant with Epicor into a single company operating as Epicor Software Corporation. A copy of the Activant Merger Agreement is attached hereto as Exhibit 99.1.

Simultaneously with the execution of the Merger Agreement, Apax US VII, L.P., Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., and Apax Europe VII-1, L.P. (collectively, the “Sponsor Funds”) provided an equity commitment letter to Parent and the Company (the “Equity Commitment Letters”) obligating the Sponsor Funds to provide funds to Parent sufficient to permit Parent and Merger Sub to fund a portion of the consideration in the Tender Offer and the Merger and to pay certain other monetary obligations that may be owed pursuant to the Merger Agreement and the Activant Merger Agreement. A copy of the Equity Commitment Letters is attached hereto as Exhibit 10.1, and incorporated by reference herein. The foregoing description of the Equity Commitment Letter does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

In connection with the execution of the Merger Agreement, Bank of America, N.A. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Royal Bank of Canada provided a debt commitment letter to Parent, committing to lend certain amounts to Parent for the purpose of funding the transactions contemplated by the Merger Agreement and the Activant Merger Agreement.

Merger Sub’s obligation to accept for payment and pay all Shares validly tendered pursuant to the Tender Offer is subject to a condition, among others, that the number of Shares validly tendered and not withdrawn represents at least a 74.51% of the total number of Shares outstanding less the number of Shares subject to Support Agreements. The Company has also granted to Parent and Merger Sub an irrevocable option, which Merger Sub will, if applicable, be deemed to have exercised immediately after completion of the Tender Offer, to purchase newly-issued Shares at the Offer Price such that, when added to the Shares already owned by Parent and Merger Sub following completion of the Offer and purchase of the shares subject to Support Agreements, constitutes one Share more than 90% of the Shares entitled to vote on the Merger on a fully diluted basis (the “Top-Up Option”). If Parent or Merger Sub acquires more than 90% of the outstanding Shares, including through exercise of the Top-Up Option, it will complete the Merger through the “short form” procedures available under Delaware law.

Merger Sub’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Tender Offer is also subject to the satisfaction of the closing conditions of Parent’s acquisition of Activant, the availability of the Top-Up Option to allow Parent and Merger Sub to acquire one share more than 90% of the outstanding Shares, receipt of the debt financing, the expiration or early termination of the waiting period under the HSR Act (as defined below) and other customary conditions set forth in the Merger Agreement. The conditions to the closing of the Activant Merger Agreement include the satisfaction of the conditions to the closing of the Merger Agreement, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and other customary conditions. In the event the conditions to the tender offer are not met, following extensions of the tender offer required by the Merger Agreement, the Company, after obtaining the written consent of Parent, will file definitive proxy materials with the SEC and will, having obtained the consent of Parent, solicit stockholder approval for a merger of Epicor into Merger Sub in exchange for the Offer Price. In preparation for this contingency, the Company will file preliminary proxy materials with the SEC during the Tender Offer period. In such event, the Merger shall only be consummated after having been adopted by the stockholders of the Company at a meeting of such stockholders. The Merger is subject to the satisfaction of the closing conditions of Parent’s acquisition of Activant and other customary closing conditions, but not subject to receipt of the debt financing.

Under the Merger Agreement, the Company is permitted, under a “go-shop” provision, to solicit, provide information to, and engage in discussions with third parties with respect to alternative acquisition proposals for a 30-day period beginning on the date of the Merger Agreement. The Merger Agreement contains certain termination rights by Epicor and Parent including, with respect to Epicor, in the event that Epicor receives a superior proposal. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by Epicor, Epicor may be required to pay Parent a termination fee of up to $40,000,000, which fee shall be reduced to $15,000,000 with respect to the termination of the Merger Agreement during the go-shop period or the five day period thereafter if a transaction is entered into with party that makes a qualifying proposal during the go-shop period. Subject to the terms and conditions of the Merger Agreement, the Company is entitled to specific performance against Parent to enforce Parent’s obligations under the Merger Agreement. However, the Company may not seek specific enforcement of the completion of the Offer or the Merger or the Equity Commitment Letters unless specific conditions are met, including receipt of the debt financing. If the Merger Agreement is terminated under specified circumstances, Parent is required to pay a fee to Epicor of up to $60 million (Parent is similarly obligated under the terms of the Activant Merger Agreement to pay a termination fee of $48.95 million to Activant if the Merger Agreement is terminated in specified circumstances).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release announcing the entry into the Merger Agreement is attached hereto as Exhibit 99.2.

The Merger Agreement and the Activant Merger Agreement have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in each of the Merger Agreement and the Activant Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement or the Activant Merger Agreement, as applicable, and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement or the Activant Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Epicor. Investors are not third-party beneficiaries under the Merger Agreement or the Activant Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Epicor, Parent, Merger Sub, Activant, the other parties to the Activant Merger Agreement or any of their respective subsidiaries or affiliates.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Epicor described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Epicor pursuant to Parent’s tender offer or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Merger Sub. In addition, Epicor will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Epicor stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to Parent’s tender offer because they contain important information, including the terms and conditions of the offer.

Participants in the Solicitation

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Epicor by Parent. In connection with the proposed acquisition, Epicor intends to file relevant materials with the SEC, including Epicor’s proxy statement in preliminary and definitive form. Epicor stockholders are strongly advised to read all relevant documents filed with the SEC, including Epicor’s definitive proxy statement, because they will contain important information about the proposed transaction.

Epicor stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov or from Epicor’s Investor Relations Department at (949) 585-EPIC.

Item 8.01 Other Events

Concurrently with the entry into the Merger Agreement, certain of Epicor’s stockholders, officers and directors entered into Non-Tender and Support Agreements in their capacity as stockholders and optionholders of the Company, each dated as of April 4, 2011, and represent approximately 19% of Epicor’s outstanding shares (“Support Agreements”). The Support Agreements provide that such stockholders and optionholders will, among other things, (i) agree not to tender into the Tender Offer, (ii) support the Merger and the other transactions contemplated by the Merger Agreement, and (iii) transfer certain of their Shares to Parent or Parent affiliates at the time of the closing of the Tender Offer in exchange for the Offer Price as provided for in the Merger Agreement. The Support Agreements will terminate if the Merger Agreement is terminated.

On April 4, 2011, The Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document

2.1*	Agreement and Plan of Merger by and among Eagle Parent, Inc., Element Merger Sub, Inc. and Epicor Software Corporation dated as of April 4, 2011

10.1	Equity Commitment Letter of Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., and Apax US VII, L.P.

99.1	Agreement and Plan of Merger by and among Eagle Parent, Inc., Sun5 Merger Sub, Inc., Activant Group Inc. and the Stockholders’ Representative dated as of April 4, 2011

99.2	Press Release Issued April 4, 2011

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: April 6, 2011	By:	/s/ John D. Ireland
John D. Ireland Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1*	Agreement and Plan of Merger by and among Eagle Parent, Inc., Element Merger Sub, Inc. and Epicor Software Corporation dated as of April 4, 2011

10.1	Equity Commitment Letter of Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., and Apax US VII, L.P.

99.1	Agreement and Plan of Merger by and among Eagle Parent, Inc., Sun5 Merger Sub, Inc., Activant Group Inc. and the Stockholders’ Representative dated as of April 4, 2011

99.2	Press Release Issued April 4, 2011

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.